Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.



                                                                   EXHIBIT 10.24





                            COLLABORATION AGREEMENT


                                    BETWEEN


                        ALLELIX BIOPHARMACEUTICALS INC.

                                      AND

                         AURORA BIOSCIENCES CORPORATION

                               TABLE OF CONTENTS


ARTICLE 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
ARTICLE 2.  SCREEN DEVELOPMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
   2.1 Collaboration Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
      2.1.1 Responsibilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
      2.1.2 Membership. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
      2.1.3 Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
      2.1.4 CC Decisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
   2.2 Screen Development.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
      2.2.1 Screen Selection. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
      2.2.2 Screen Development Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
      2.2.3 Screen Development Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
      2.2.4 Screen Validation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
   2.3 Payments for Screen Development. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
      2.3.1 Funding for Two (2) Screens.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
      2.3.2 Funding for Additional Screens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
ARTICLE 3.  SCREENING PROGRAM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
   3.1 Screening Program. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
      3.1.1 Screening by Aurora.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
      3.1.2 Compound Supply.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
      3.1.3 Screening Program Reports.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
   3.2 Screening Supplies for Lead Optimization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
      3.2.1 Supplies from Aurora. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
      3.2.2 Shipping. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
      3.2.3 Limited Use.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
   3.3 Screening Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
      3.3.1 Base Screening Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
ARTICLE 4.  DEVELOPMENT AND COMMERCIALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
ARTICLE 5.  LICENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
   5.1 License to Allelix.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
   5.2 License to Aurora. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
   5.3 No Implied Licenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
   5.4 Covenant Not to Assert.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
ARTICLE 6.  MILESTONES AND ROYALTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
   6.1 Milestone Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
   6.2 Royalties to Aurora. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
      6.2.1 Sales by Licensees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
      6.2.2 Sales by Allelix or its Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
      6.2.3 Trade Secret Royalty. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
      6.2.4 Royalty Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18



ALLELIX.AURORA COLLABORATION AGREEMENT
JANUARY 21, 1996
                                      -2-

      6.2.5 Other Revenues. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
ARTICLE 7.  PAYMENTS; BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
   7.1 Royalty Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
   7.2 Screen Development and Screening Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
   7.3 Payment Method.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
   7.4 Currency Conversion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
   7.5 Records; Inspection. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
   7.6 Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
   7.7 Refunds or Credits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
ARTICLE 8.  INTELLECTUAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
   8.1 Ownership. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
      8.1.1 Sole Ownership. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
      8.1.2 Joint Technology. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
      8.1.3 U.S. Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
      8.1.4 Retained Rights.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
   8.2 Patent Filing and Prosecution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
      8.2.1 Cooperation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
      8.2.2 Failure to Prosecute. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
   8.3 Enforcement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
   8.4 Defense of Infringement Claims.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
      8.4.1 Claims Relating to Agreement Compounds and Products.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
      8.4.2 Claims Relating to Aurora Technology. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
ARTICLE 9.  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
   9.1 Confidential Information.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
   9.2 Permitted Use and Disclosures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
   9.3 Nondisclosure of Terms.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
ARTICLE 10.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
   10.1 Allelix.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
   10.2 Aurora. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
   10.3 Disclaimer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
ARTICLE 11.  INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
   11.1 Allelix.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
   11.2 Aurora. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
   11.3 Procedure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
ARTICLE 12.  TERM AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
   12.1 Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
   12.2 Termination for Cause.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
   12.3 Termination for Insolvency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
   12.4 Permissive Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
   12.5 Effect of Breach or Termination.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
      12.5.1 Accrued Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
      12.5.2 Return of Confidential Information.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29





ALLELIX.AURORA COLLABORATION AGREEMENT
JANUARY 21, 1996

      12.5.3 Licenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
   12.6 Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
ARTICLE 13.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
   13.1 Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
   13.2 Dispute Resolution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
      13.2.1 Mediation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
      13.2.2 Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
   13.3 Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
   13.4 Independent Contractors.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
   13.5 Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
   13.6 Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
   13.7 Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
   13.8 Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
   13.9 Force Majeure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
   13.10 Advice of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
   13.11 No Consequential Damages.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
   13.12 Complete Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
   13.13 Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33





ALLELIX.AURORA COLLABORATION AGREEMENT
JANUARY 21, 1996

                            COLLABORATION AGREEMENT

This COLLABORATION AGREEMENT (the "Agreement"), effective as of January 21, 1997, (the "Effective Date"), is made by and between Aurora Biosciences Corporation, a Delaware corporation, having a principal place of business at 11149 North Torrey Pines Road, La Jolla, California 92037, United States ("Aurora"), and Allelix Biopharmaceuticals Inc., a corporation organized under the laws of Canada and having a principal place of business at 6850 Goreway Drive, Mississauga, Ontario, Canada L4V 1V7 ("Allelix").

                                   BACKGROUND

WHEREAS, Aurora designs, develops, and manufactures proprietary fluorescent bioassay technologies and chemistries used therein for screening systems, useful for the acceleration of novel drug discovery and to increase the productivity of drug discovery programs;

WHEREAS, Aurora and Allelix desire to enter into a collaborative research and development program to develop screens against agreed targets, and use such screens to identify compounds having activity against one or more of such targets;

WHEREAS, Allelix will then proceed with a medicinal chemistry program to develop drug candidates from which pharmaceutical products may be derived, all in accordance with the terms and conditions set forth below.

NOW, THEREFORE, Aurora and Allelix agree as follows:

ARTICLE 1.  DEFINITIONS

The following terms shall have the meanings provided below when used herein:

         1.1 "Affiliate" shall mean a person or entity, other than an entity jointly owned or controlled by the parties, that directly or indirectly controls, is controlled by, or is under common control with the person or entity specified. For purposes of this definition, "control" means the direct or indirect ownership of greater than fifty percent (50%) of the outstanding shares or other voting rights of the specified entity to elect directors or other management authority, or if not meeting the preceding, that level of control which is the maximum ownership right permitted in the jurisdiction where such entity exists.

         1.2 "Agency" shall mean the U.S. Food and Drug Administration ("FDA") or its successor, or an agency of any other government of another country having jurisdiction over the development, manufacturing, and/or marketing of pharmaceutical products.





ALLELIX.AURORA COLLABORATION AGREEMENT
JANUARY 21, 1996

         1.3     "Agreement Compound" shall mean any Hit or Derivative.

         1.4 "Allelix Technology" shall mean Allelix Patent Rights and Allelix Know-How.

         1.5 "Allelix Patent Rights" shall mean Patent Rights owned, licensed or Controlled by Allelix (including its Affliates, Licensors or its Licensees) which relate to Compounds, Agreement Compounds, Aurora Technology, Derivatives, Hits, Products or Screens.

         1.6     "Allelix Know-How" shall mean ***

         1.7 "Aurora Technology" shall mean Aurora Reporter Patents and Aurora Reporter Know-How.

         1.8 "Aurora Reporter Patents" shall mean Patent Rights owned or Controlled by Aurora relating to fluorescent reporters.

         1.9     "Aurora Reporter Know-How" shall mean ***

         1.10 "Collaboration Committee" or "CC" shall have the meaning set forth in Section 2.1.

         1.11 "Collaboration Period" shall begin on the Effective Date and last until the third anniversary of the Effective Date, and can extended by mutual agreement of the parties.

         1.12    "Compound" shall mean ***

         1.13 "Confidential Information" shall mean information or material disclosed hereunder by one party (the "Disclosing Party") to the other party (the "Receiving Party") and as further defined in Section 9.1.

         1.14 "Control" or "Controlled" shall mean possession by a party or its Affiliates of the ability to grant a license or sublicense in accordance with the terms of this Agreement, and without violating the terms of any agreement by such party with a Third Party.



ALLELIX.AURORA COLLABORATION AGREEMENT
JANUARY 21, 1996


*** CONFIDENTIAL TREAMENT REQUESTED

         1.15 "CPI" shall mean the Consumer Price Index, All Urban Consumers, as published by the U.S. Bureau of Labor Statistics.

         1.16 "Derivative" shall mean *** . It is understood that "Derivative" shall include any compound derived from another Derivative.

         1.17    "Development Candidate" shall mean ***

         1.18 "Full Time Equivalent" or "FTE" shall mean the full time equivalent of one (1) Aurora researcher, based on a minimum of one thousand seven hundred sixty (1,760) hours per year.

         1.19    "Hit" shall mean ***

         1.20 "Joint Technology" shall have the meaning set forth in Section 8.1.2.

         1.21 "Licensee" shall mean any Third Party (other than an Affiliate of Allelix) to whom Allelix grants a license, sublicense or other right to manufacture, use, sell, offer for sale, distribute and/or import one or more Products or Agreement Compounds.

         1.22 "Licensor" shall mean any Third Party that grants Allelix a license, sublicense or other right to manufacture, use, sell, offer for sale, distribute and/or import one or more Products or Compounds.

         1.23    "Manufacturing Cost" shall mean ***

         1.24 "NDA" shall mean a New Drug Application ("NDA") or Product License Application




ALLELIX.AURORA COLLABORATION AGREEMENT
JANUARY 21, 1996


***CONFIDENTIAL TREATMENT REQUESTED

("PLA"), as defined in the U.S. Food, Drug, and Cosmetic Act and the regulations promulgated thereunder, or any equivalent foreign application.

         1.25 "Net Royalty Revenue" shall mean all consideration, including without limitation, royalties, profit sharing, or other payments of any nature, whether such consideration is in cash, payment in kind, exchange or another form, received by Allelix, from a Third Party, Licensor, or Licensee in respect of the sale or other distribution of any Product.

         1.26    "Net Sales" shall mean ***
                    Net Sales shall also include ***


         1.27 "Patent Rights" shall mean all U.S. or foreign jurisdiction (including the European Patent Convention) patent applications, including any regular, or provisional applications and any continuation (in whole or in part), division, or substitute thereof, or any equivalent of any of the foregoing, and any patent issuing thereon, including any reissue, re-examination, or extension thereof.

         1.28 "Phase I," "Phase II," and "Phase III" shall mean Phase I, Phase II, or Phase III clinical trials, respectively, in each case as customarily related to applicable FDA Investigational New Drug ("IND") regulations, or any corresponding foreign statutes, rules, or regulations.

         1.29    "Product" shall mean ***

         1.30    "Screen" shall mean ***

         1.31 "Screen Development Plan" shall have the meaning set forth in Section 2.2.2.

         1.31    "Screening Program" shall have the meaning set forth in
Section 3.1.1.




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         1.32    "Screening Supplies" shall have the meaning set forth in
Section 3.2.1.

         1.33    "Term" shall have the meaning set forth in Section 12.1.

         1.34 "Third Party" shall mean any person or entity other than (i) Aurora and any of its Affiliates, and (ii) Allelix and any of its Affiliates.

         1.35 "Valid Claim" shall mean (a) an issued claim under an issued patent within the Patent Rights, which has not (i) expired or been canceled,
(ii) been declared invalid by an unreversed and unappealable decision of a court or other appropriate body of competent jurisdiction, (iii) been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, and/or
(iv) been abandoned; or (b) a claim included in a pending patent application within the Patent Rights that is being actively prosecuted in accordance with this Agreement and which has not been (i) canceled, (ii) withdrawn from consideration, (iii) finally determined to be unallowable by the applicable governmental authority for whatever reason (and from which no appeal is or can be taken), and/or (iv) abandoned.

         1.36 "Validation Criteria" shall mean criteria established pursuant to Section 2.2.2 for a particular Screen for the assessment of whether such Screen is suitable for specifically identifying Hits.

ARTICLE 2.  SCREEN DEVELOPMENT

         2.1     Collaboration Committee.

                 2.1.1    Responsibilities.

                 Within thirty (30) days after the Effective Date, Aurora and Allelix shall establish a committee (the "Collaboration Committee" or "CC"), to review and coordinate the design and development of Screens pursuant to Article 2 and the conduct of Screening Programs pursuant to Article 3.

                 2.1.2    Membership.

                 The CC shall be comprised of two (2) representatives from Allelix and two (2) representatives from Aurora. Each party may select and replace its CC representatives at any time, with written notice to the other party. Each party shall each appoint one of its CC representatives to be responsible for coordinating





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                                      -9-
                 communications between the parties.

                 2.1.3    Meetings.

                 During the Collaboration Period, the CC shall meet at least quarterly, or more often as mutually agreed, in person, by telephone or televideo conference. Each party shall pay its own expenses incurred in connection with participation at CC meetings. With the consent of the parties, other representatives of Allelix and/or Aurora may attend CC meetings as nonvoting observers. On an alternating basis, one party shall promptly prepare and deliver to the members of the CC minutes in respect thereof, for review and approval by both parties.

                 2.1.4    CC Decisions.

                 Decisions of the CC shall be made by simple majority approval. In the event that approval is not obtained within the CC, the undecided matter will be referred to a Business Development officer of each party, who shall promptly meet in person or by telephone or by televideo conference to endeavor to resolve the dispute. In the event such individuals are unable to resolve such dispute within thirty (30) days, the matter shall be referred to the Chief Executive Officers or equivalent of the parties, who shall promptly meet in person or by televideo conference to endeavor to resolve the dispute. If such officers are unable to resolve the dispute in a timely manner, at the request of either party, it shall be settled by binding arbitration pursuant to Section 13.2 below, or as otherwise mutually agreed in writing.

         2.2     Screen Development.

                 2.2.1    Screen Selection.

                          (i) Target Proposals. Within thirty (30) days of the Effective Date, Allelix will propose in writing to Aurora at least one molecular target for a Screen. During each year of the Collaboration Period, Allelix will propose in writing to Aurora additional molecular targets for a total of ***
                                  Screens per year and possibly ***
                                  Screens per year if expanded pursuant to
                                  Section 2.2.1 (ii).  For each proposed
                                  molecular target, Allelix will provide Aurora with a written proposal describing such target, and a listing of all Patent Rights identified by Allelix using its reasonable efforts, relating to such target. Within




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                                      -10-
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                                  thirty (30) days of receiving such
                                  information, and further information as
                                  Aurora may reasonably request regarding a proposed molecular target, Aurora shall notify Allelix in writing whether Aurora reasonably believes that the development of a Screen based on the proposed molecular target is consistent with Aurora's Third Party obligations and if it is legally feasible (e.g., infringement of Third Party patent rights).

                          (ii) Number of Screens. Each year, during the Collaboration Period, Aurora shall use reasonable efforts to develop *** ) Screens for Allelix, pursuant to the terms and conditions herein. During the Collaboration Period, Allelix may, with notice, request that *** ) Screens be developed by Aurora per year pursuant to this Agreement, and with the agreement of the parties Aurora shall develop such additional Screens.

                 2.2.2    Screen Development Plans.

                          (i) Within thirty (30) days of the date of notification by Aurora to Allelix that a molecular target is acceptable to Aurora in accordance with Section 2.2.1 (i), the CC will meet to review whether the CC reasonably believes that it is financially and/or technically feasible to develop a Screen based on the proposed molecular target. If the CC determines that it is not feasible to develop a Screen based on such proposed target, it shall notify Allelix in writing thereof, and in such case Aurora shall have no obligation to develop a Screen based on such proposed target. If the CC determines that it is feasible to develop a Screen based on such proposed target, the CC will develop a written research and development program, and schedule for the Screen (in each case, a "Screen Development Plan"). Each Screen Development Plan shall also contain the validation criteria ("Validation Criteria") and the Hit rate criteria for each Screen.

                          (ii) Promptly after development of a Screen Development Plan, the parties will collaborate and use reasonable efforts to develop and validate the Screen relating thereto within the schedule provided in the Screen Development Plan. Each party agrees to conduct its respective activities in a prudent and skillful manner.





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                 2.2.3    Screen Development Reports.

                 During the course of the development of each Screen, individuals from Allelix and Aurora, to be appointed by the CC, will discuss and review monthly, if not more frequently, the progress of and any issues relating to the development of each Screen. During the Collaboration Period, the CC will review and, if necessary, prepare quarterly reports for each Screen in progress at that time. Each progress report shall provide a written update of work performed, results achieved in respect of the Screen development activities, and any other information desired by the CC.

                 2.2.4    Screen Validation.

                 When Aurora completes the development of a Screen which meets the applicable Validation Criteria, it shall provide the CC with a written report describing the Screen and the data demonstrating compliance with the Screen Development Plan and applicable Validation Criteria and Aurora will submit to Allelix an invoice for *** ). Within thirty (30) days of receipt of such invoice, provided that Aurora has satisfied its obligations under this Section 2.2, Allelix will pay Aurora
                 *** ).

                 2.3      Payments for Screen Development.

                 2.3.1    Funding for Two (2) Screens.

                 In consideration for Aurora's development of *** Screens each year during the Collaboration Period, Allelix shall pay to Aurora *** , in *** installments. The first payment shall be made on the Effective Date, and subsequent payments shall be paid to Aurora no later than *** to which such payment pertains.

                 2.3.2    Funding for Additional Screens.

                 If Aurora determines that the expenses which would be incurred by Aurora with respect to the development of *** ) or more Screens in any year in the Collaboration Period would exceed *** ), it shall notify Allelix, and in such event the parties shall in good faith determine the amount of additional funding to be provided to Aurora by Allelix for the applicable Screen development activities. Such additional funding shall be calculated based on *** and ***





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                                      -12-
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         ***   Such amount shall be ***

ARTICLE 3.  SCREENING PROGRAM

         3.1     Screening Program.

                 3.1.1    Screening by Aurora.

                 During the Collaboration Period, Aurora shall use each Screen validated pursuant to Section 2.2.2 to test the activity of Compounds provided by Allelix or agreed by the parties pursuant to Section 3.1.2. Aurora shall, with regard to each such Screen, screen Compounds as determined by the CC and provide retests of Compounds or putative Hits, and determination of crude IC50's as determined by the CC (the "Screening Program").

                 3.1.2    Compound Supply.

                 Allelix shall, at its expense, supply to Aurora Compounds selected by Allelix for a Screening Program. In the event Allelix desires to have Aurora test in a Screening Program a Compound (including a library of compounds) owned, accessed or Controlled by Aurora, the parties agree to negotiate in good faith the terms and conditions under which such compound may be screened. Any compounds supplied by Allelix for use in a Screening Program will be provided to Aurora in 96-well microtiter plates, in the quantities, form and format as agreed by the CC. Aurora agrees not to transfer any compounds received from Allelix for use in connection with the Screening Program to any Third Party or to use such compounds for purposes not contemplated herein without Allelix's prior written consent.

                 3.1.3    Screening Program Reports.
                 During the course of each Screening Program, individuals from Allelix and Aurora, appointed by the CC, will discuss and review monthly, if not more frequently, the progress and any issues relating to each Screening Program. During the Collaboration Period, the CC will review and prepare quarterly reports for each Screening Program in progress at that time. Each progress report shall provide a





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                                      -13-
                 written update of work performed, any Hits identified, and all available supporting data.

         3.2     Screening Supplies for Lead Optimization.

                 3.2.1    Supplies from Aurora.

                 Upon demonstrating compliance with the Screen Development Plan and applicable Validation Criteria for a Screen and Aurora receiving the payment provided for under Section 2.2.4 for such Screen, Aurora will ship the Screen to Allelix, including biological materials and samples of reagents required for Allelix to begin lead optimization or characterization of Hits identified by Aurora in a Screening Program ("Screening Supplies"). Allelix may request that Aurora supply Allelix with additional biological materials and reagents required to conduct lead optimization or characterization of Hits identified by Aurora in a Screening Program and within thirty
                 (30) days of receipt of a written purchase order from Allelix therefor, Aurora will supply to Allelix agreed quantities of any biological materials and reagents required to conduct such lead optimization and Hit characterization. Allelix will pay Aurora for any such additional Screen Supplies based on a ***
                 ***.   Such *** *** shall be consistently calculated in
                 relation to *** for similar quantities and periods of time.

                 3.2.2    Shipping.

                 All Screening Supplies delivered pursuant to the terms of this Agreement shall be suitably packed for surface or air shipment, in Allelix's discretion, in Aurora's standard shipping cartons, and delivered to Allelix or its carrier agent F.O.B. at a shipping location designated by Aurora and agreed to by Allelix, at which location risk of loss shall pass to Allelix. All freight, insurance, and other shipping expenses, and all applicable taxes, duties and similar charges, as well as any special packing expenses incurred by Aurora at the request of Allelix shall be paid by Allelix.

                 3.2.3    Limited Use.

                 Allelix may use any Screening Supplies provided hereunder for use with the Screens solely to conduct lead optimization or characterization of Hits identified by Aurora in a Screening Program, subject to the terms and conditions herein; provided, however,





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                                      -14-
                 that in no event shall Allelix use any Screen or Screening Supplies on behalf of a Third Party without the prior written consent of Aurora.

         3.3     Screening Payments.

                 3.3.1    Base Screening Fee.

                 In partial consideration for Aurora's performance of the Screening Program in accordance with Article 3, Allelix will pay to Aurora *** per Screening Program within thirty (30) days of receipt of an invoice from Aurora. Upon receipt of such payment, Aurora will proceed with testing Compounds in such Screening Program pursuant to Section 3.1. Such amount shall be ***. If such Screening Program exceeds thirty (30) days ***, provided, however, that Aurora notifies Allelix in writing of the same and Allelix consents in writing to the same. In the event Allelix does not agree to allow Aurora to continue the Screen beyond such thirty (30) day period, it shall so notify Aurora within seven (7) days of the date it receives the foregoing notice from Aurora. Allelix will be deemed to have agreed to allow Aurora to continue the Screen beyond the thirty (30) day period if it fails to provide notice to Aurora of its decision with respect thereto within the seven (7) day period. If such Screening Program is completed prior to thirty
                 (30) days, ***.

                 Alternatively, Allelix may request in writing to Aurora that the CC develop and approve an additional screening plan or lead optimization plan that includes the appropriate amount of FTE funding for such additional screening or characterization of Hits. Such request shall be made within seven (7) days of Aurora's above notification to Allelix.

ARTICLE 4.  DEVELOPMENT AND COMMERCIALIZATION

The selection of Hit(s), Derivative(s), Development Candidate(s), and Product(s) for development and commercialization will be at the discretion of Allelix. Allelix will, at no expense to Aurora, be responsible for conducting or arranging all development and commercialization of Product(s).






ALLELIX.AURORA COLLABORATION AGREEMENT
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*** CONFIDENTIAL TREATMENT REQUESTED

Allelix will use reasonable efforts to commercialize Products as expeditiously as practicable and take such other actions as is necessary and to obtain government approvals to market the Product(s) in significant markets throughout the world selected by Allelix, and thereafter to promote or have promoted such Product(s) and meet the market demand therefor. Allelix will promptly notify Aurora at such time as any Agreement Compound becomes a Development Candidate, or otherwise achieves any milestone for which Allelix will owe Aurora a milestone payment pursuant to Section 6.1. During the period in which an Agreement Compound or a Product is under development by Allelix (or its designee), within thirty (30) days of the end of a calendar quarter, or within fifteen (15) days of receipt of such information from a Third Party, Allelix agrees to provide Aurora with a written summary of the development progress made in respect of an Agreement Compound or a Product during such calendar quarter.

ARTICLE 5.  LICENSES

         5.1     License to Allelix.

         Subject to the terms and conditions of this Agreement, Aurora grants to Allelix on a Screen-by-Screen basis a world-wide, non-transferable, non-exclusive license, without the right to grant sublicenses, under Aurora Technology to make and use any Screen and use any Secreening Supplies paid for by Allelix under Sections 2.24 and 3.21 for the Term of this Agreement in such Screen.


         5.2     License to Aurora.

         Subject to the terms and conditions of this Agreement, Allelix grants to Aurora, on a Screen-by-Screen basis, a world-wide, non-transferable, nonexclusive, license under Allelix Technology, without the right to grant sublicenses, to make and use for Allelix any Screen under Article 2 or 3 and for the Term of Aurora's performance under
         Article 2 or 3.

         5.3     No Implied Licenses.

         Only those licenses expressly granted in Sections 5.1 and 5.2 shall be of any force and effect. No license or other right in the Aurora Technology or Allelix Technology shall be created hereunder by implication, estoppel, or otherwise.





ALLELIX.AURORA COLLABORATION AGREEMENT
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                                      -16-

         5.4     Covenant Not to Assert.

         Allelix hereby agrees and covenants that it will not assert against Aurora or its Affiliates any claim for infringement of any patent within the Allelix Patent Rights which claims: (i) an invention conceived, reduced to practice or developed with the use of the Aurora Technology; provided, however that such inventions do not relate to the use of Agreement Compounds and Products; or (ii) any target in a Screen, provided that the Screen is developed and used by Aurora solely for the purposes of fulfilling its obligations pursuant to this Agreement.

         Aurora hereby agrees and covenants that it will not assert against Allelix or its Affiliates, Licensors or Licensees any claim for infringement of any patent within Aurora Technology which claims Agreement Compound(s) or Product(s) identified in a Screen.


ARTICLE 6.  MILESTONES AND ROYALTIES

         6.1     Milestone Payments.

         Allelix will pay to Aurora the following amounts upon achievement of each of the following milestones by Allelix, its Affiliates, its Licensors, its Licensees, or any party designated by Allelix to develop Agreement Compounds with respect to the first Hit, Development Candidate, or Derivative identified through the use of a particular Screen to reach such milestone:


                                   Milestone Per Screen                                       Payment
                                   --------------------                                       -------


                                   ***                                                        ***

                                   ***                                                        ***

                                   ***                                                        ***

                                   ***                                                        ***

                                   ***                                                        ***

         Allelix will notify Aurora in writing within fifteen (15) days of the achievement of, or within fifteen (15) days of Allelix receiving notification from a Third Party of the achievement of any milestones with respect to which a payment is due to Aurora pursuant to this
         Section 6.1.  All payments made by Allelix pursuant to this Section
         6.1 shall be made within thirty (30) days after achievement of the applicable milestone. If in the course of compound





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                                      -17-
         development any of the above Phases are combined, Aurora will receive the above milestone payments as if each Phase were initiated separately.

         6.2     Royalties to Aurora.

                 6.2.1    Sales by Licensees.

                 With respect to Product(s) sold or otherwise distributed by or on behalf of a Licensee, or a Licensor, Allelix shall pay Aurora *** of the Net Royalty Revenue received by Allelix from the Licensee or Licensor in respect of Net Sales; provided, however, that such amount payable to Aurora pursuant to this
                 Section 6.2.1 ***

                 6.2.2    Sales by Allelix or its Affiliates.

                 Allelix shall pay to Aurora a royalty equal to *** of Net Sales of Product(s) by Allelix or its Affiliates.

                 6.2.3    Trade Secret Royalty.

                 The parties acknowledge that the principal value contributed by Aurora under this Agreement is the enhanced probability of identifying leads for human pharmaceutical products (or other products having commercial value) and the potential to generate multiple leads, either or both of which the parties reasonably believe will lessen the time required to bring pharmaceutical products to market and increase the efficiency of drug discovery and development processes and technologies. Additionally, the parties acknowledge that Aurora may not own or control patent applications or patents covering the manufacture, sale, use, or importation of a particular Agreement Compound or Product. Allelix acknowledges and agrees that the value it receives hereunder is in the access and use of the Screens and the Aurora Technology. Accordingly, Allelix agrees to pay those royalties and other amounts at the applicable rate specified in this Section 6.2, regardless of whether a Product is covered by a patent application or patent within the Aurora Technology.

                 6.2.4    Royalty Term.

                 Allelix's obligation to pay royalties to Aurora pursuant to this Section 6.2 shall continue on a Product-by-Product and country-by-country basis until ***





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                                      -18-

***

                 6.2.5    Other Revenues.

                 In the event that Allelix or an Allelix Affiliate receives an up front payment from a Third Party for any rights (including intellectual property or marketing rights) for Product(s) or Agreement Compound(s), Aurora may elect one of the following payment schedules:

                          (i) Aurora will receive the milestone payments, as
                              those milestones are satisfied according to
                              Section 6.1; or

                         (ii) Aurora will receive *** of any up front payment
                              (including cash, payment in kind, equity in such Third Party, premium on equity purchased by such Third Party or any other form) by a Third Party to Allelix or an Allelix Affiliate for any rights (including intellectual property or marketing rights) for Product(s) or Agreement Compound(s). Provided, however, Allelix shall not be obligated to pay Aurora any portion of any up front payment paid to Allelix or an Allelix Affiliate by a Third Party specifically allocated to the future research and development of such Product(s) or Agreement Compound(s); provided, further, that Allelix shall not be obligated to pay Aurora any milestone payment under Section 6.1 that is due after the date Aurora receives such up front payment under this Section 6.2.5 (ii) and that any milestone payments paid by Allelix to Aurora for such Product(s) or Agreement Compound(s) under
                              Section 6.1 prior to Aurora receiving such up front payment under this Section 6.2.5 (ii) shall be deducted from such up front payment to be paid by Allelix to Aurora.

                  Allelix will report in writing to Aurora the amount of any such up front payment within fifteen (15) days of receiving such payment. After receipt of such report, Aurora will notify Allelix in writing of its election under this Section
                  6.2.5 within fifteen (15) days.

ARTICLE 7.  PAYMENTS; BOOKS AND RECORDS

         7.1     Royalty Reports.

         After the first commercial sale of a Product on which royalties are payable hereunder to





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*** CONFIDENTIAL TREATMENT REQUESTED

         Aurora by Allelix, Allelix shall make quarterly written reports to Aurora within thirty (30) days after the end of each calendar quarter or fifteen (15) days from the receipt of such information from a Third Party, stating in each such report, on a country-by-country basis, the number, description, and aggregate Net Sales of each Product sold in a country during the calendar quarter upon which a royalty is payable under Section 6.2 above.

         7.2     Screen Development and Screening Payments.

         Any payments due pursuant to Sections 2.2.4, 3.2.1, 3.3.1, 6.1, or 6.2 shall be paid within thirty (30) days of receipt of an invoice therefor.

         7.3     Payment Method.

         All payments due under this Agreement shall be made by bank wire transfer when due in immediately available funds to an account designated by Aurora. Any payments that are not paid on the date such payments are due under this Agreement shall bear interest to the extent permitted by applicable law at the prime rate as reported by the Bank of America, San Francisco, on the date such payment is due, plus an additional two percent (2%) per annum, calculated on the number of days such payment is delinquent.

         7.4     Currency Conversion.

         All payments outlined in this Agreement are in U.S. Dollars. If any currency conversion shall be required in connection with the calculation of royalties or any other payments hereunder, such conversion shall be made using the selling exchange rate for conversion of the foreign currency into U.S. Dollars, quoted for current transactions as reported in The Wall Street Journal for the last reported day of the calendar quarter to which such payment pertains.

         7.5     Records; Inspection.

         Allelix and its Affiliates shall keep complete, true, and accurate books of account and records for the purpose of determining the royalty amounts payable under this Agreement. Such books and records shall be kept at the principal place of business of such party for at least three (3) years following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such three
         (3) year period by an accounting firm appointed by Aurora. Such inspections may be made no more than once each calendar year, at reasonable times and on reasonable notice. Inspections conducted under this Section 7.5 shall be at the expense of Aurora, unless a variation or error producing *** of the amount stated for any period covered by the inspection is established in the course of any such inspection, whereupon all costs relating to the inspection for such period and any unpaid amounts that are discovered will be paid promptly by Allelix, together





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                                      -20-
         with interest thereon from the date such payments were due at the prime rate as reported by the Bank of America, San Francisco, California, plus an additional two percent (2%) per annum.

         7.6     Tax Matters.

         All royalty amounts required to be paid to Aurora pursuant to this Agreement shall be paid without deduction for withholding for or on account of any taxes, including any sales, use, value added, or transfer tax, or similar governmental charge imposed by a jurisdiction other than the United States. Payment of any such tax or similar governmental charge, including any due in connection with the transfer of the Screens hereunder, shall be the sole responsibility of Allelix. In the event that Aurora is required to pay any such tax or other similar charge, Allelix shall promptly reimburse Aurora for payment of such amounts.

         7.7     Refunds or Credits.

         Any payment made to Aurora pursuant to this Agreement shall be non-refundable and shall be creditable only against another payment payable hereunder in the case of early completion of a Screening Program as outlined in Section 3.3.1.

ARTICLE 8.  INTELLECTUAL PROPERTY

         8.1     Ownership.

                 8.1.1    Sole Ownership.

                 Allelix shall be the sole owner of all intellectual property conceived and reduced to practice or otherwise developed solely by its employees and agents, and all patent applications and patents claiming such intellectual property; provided, however, that intellectual property relating to improvements to Aurora Technology will be assigned by Allelix to Aurora. Aurora shall be the sole owner of any intellectual property conceived and reduced to practice or otherwise developed solely by its employees and agents and all patent applications and patents claiming such intellectual property; provided, however, that intellectual property derived from Compounds provided by Allelix, including but not limited to information contained in the quarterly reports prepared by the CC provided for in Section 3.1.3, and relating to the use of Agreement Compounds and Products will be assigned by Aurora to Allelix.

                 8.1.2    Joint Technology.

                 If, during the Collaboration Period, one or more employees or consultants of Aurora,





ALLELIX.AURORA COLLABORATION AGREEMENT
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                                      -21-
                 together with one or more employees or consultants of Allelix, jointly conceive any intellectual property (the "Joint Technology"), each of the parties shall own an undivided one-half interest in the Joint Technology; provided, however, that Joint Technology relating to Aurora Technology will be assigned by Allelix to Aurora; provided, further, that intellectual property derived from Compounds provided by Allelix and relating to the use of Agreement Compounds and Products will be assigned by Aurora to Allelix.

                 8.1.3    U.S. Law.

                 Inventorship and rights of ownership with respect to Aurora Technology, Allelix Technology, and Joint Technology shall be determined in accordance with the patent laws of the United States.

                 8.1.4    Retained Rights.

                 Except as otherwise expressly provided in this Agreement, nothing in this Agreement is intended to convey or transfer ownership by one party to the other of any rights, title or interest in any Confidential Information, technology or Patents Rights owned or Controlled by a party. Except as expressly provided for in this Agreement, nothing in this Agreement shall be construed as a license or sublicense by one party to the other of any rights in any technology or Patent Rights owned or Controlled by a party or its Affiliates.

         8.2     Patent Filing and Prosecution.

                 8.2.1    Cooperation.

                 Allelix and Aurora shall consult together upon all matters relating to the filing, prosecution, and maintenance of patents within Joint Technology. This shall include giving the other party the opportunity to review and comment upon the text of any priority application before filing; consultation about the decision whether or not to foreign file, and if so, in which countries; and giving the other party the opportunity, as far in advance of filing dates as feasible, to fully review and comment on the basic foreign filing text. Each party shall provide to the other copies of any search reports and official actions, including notice of all interferences, reissues, re-examinations, and oppositions received from the relevant patent offices promptly after receipt. Each party shall reasonably cooperate with and assist the other in connection with activities subject to this
                 Section 8.2.1, at the other's request. Each party shall execute and procure that its employee inventors shall execute all documents reasonably required in connection with the filing, prosecution, or maintenance of patents within the Joint





ALLELIX.AURORA COLLABORATION AGREEMENT
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                                      -22-

                 Technology. Patent counsel designated by each party will meet in person or by telephone or video conference at least on a semi-annual basis during (i) the Collaboration Period, and
                 (ii) the pendency of any of the patent applications within the scope of this Section 8.2.1 to coordinate, discuss, review, and implement patent filing and prosecution strategy.

                 8.2.2    Failure to Prosecute.

                 Either party may elect upon sixty (60) days prior notice to discontinue prosecution or maintenance of any patent within Joint Technology in any or all countries. In such case, the other party shall have the right to prosecute and maintain such patent applications and patents in such countries it deems appropriate, at its sole expense.

         8.3     Enforcement.

         Allelix and Aurora shall separately have the right, but not the obligation, to bring proceedings against any Third Party for the inappropriate use, including patent infringement, of technology, trade secrets or Patent Rights solely owned or Controlled by it, and at its own risk and expense. Such party shall be entitled to retain any and all awards or damages obtained in any such proceeding. At the request and expense of either party, the other party shall give the requesting party all reasonable assistance required to file and conduct any such proceeding. For Joint Technology, Allelix and Aurora shall use their best efforts to coordinate pursuing a commercially reasonable action to address inappropriate use, including patent infringement, by third parties of such Joint Technology and to determine how expenses and any recovery from such action shall be allocated between the parties. Allelix, as a non-exclusive licensee, will make reasonable efforts to provide Aurora with any information known to Allelix relating to the suspected or actual inappropriate use, including patent infringement, of the Aurora Technology.

         8.4     Defense of Infringement Claims.

                 8.4.1    Claims Relating to Agreement Compounds and Products.

                 Aurora will cooperate with Allelix, at Allelix's expense, in the defense of any suit, action or proceeding against Aurora and its Affiliates, or Allelix and its Affiliates, Licensees or Licensors alleging the infringement of the intellectual property rights of a Third Party by reason of the manufacture, use or sale of a Product by Allelix. Allelix shall give Aurora prompt written notice of the commencement of any such suit, action, proceeding or claim of infringement. Aurora shall give to Allelix all authority, information and assistance necessary to defend or settle any such suit, action or proceeding; provided, however, that if Aurora or its Affiliates or licensees should join in any such suit, action or proceeding pursuant to this Section 8.4.1 and at





ALLELIX.AURORA COLLABORATION AGREEMENT
JANUARY 21, 1996
                 the request of Allelix but subject to Section 11.2, Allelix shall hold Aurora or any such Affiliate or licensee, as applicable, free, clear and harmless from any and all costs and expenses of such litigation, including reasonable attorneys' fees. Allelix shall have the right to control the conduct and settlement of any such litigation; provided, however, that (i) Allelix shall not enter into any settlement of such claim, suit, or proceeding which admits or concedes that any aspect of the Aurora Technology or Joint Technology is invalid or unenforceable without the prior written consent of Aurora.

                 8.4.2    Claims Relating to Aurora Technology.

                 Allelix will cooperate with Aurora, at Aurora's expense, in the defense of any suit, action or proceeding against Aurora or its Affiliates alleging the infringement of the intellectual property rights of a Third Party by reason of Aurora's use of any Aurora Patent Rights and Aurora Technology in performing its obligations to Allelix under this Agreement. Aurora shall give Allelix prompt written notice of the commencement of any such suit, action, proceeding or claim of infringement. Allelix shall give to Aurora all authority, information and assistance necessary to defend or settle any such suit, action or proceeding; provided, however, that if Allelix should join in any such suit, action or proceeding pursuant to this Section 8.4.2 and at the request of Aurora, but subject to Section 11.1, Aurora shall hold Allelix free, clear and harmless from any and all costs and expenses of such litigation, including reasonable attorneys' fees.

ARTICLE 9.  CONFIDENTIALITY

         9.1     Confidential Information.

         Except as expressly provided herein, the parties agree that, for the Term of this Agreement and for five (5) years thereafter, the Receiving Party, except as expressly provided in this Article 9, shall not disclose to any Third Party or use for any purpose any Confidential Information of the Disclosing Party, except to the extent that it can be established by the Receiving Party by competent proof that such information:

                                  (i)      was already known to the Receiving
                                           Party, other than under an
                                           obligation of confidentiality, at
                                           the time of disclosure;

                                  (ii)     was generally available to the
                                           public or otherwise part of the
                                           public domain at the time of its
                                           disclosure to the Receiving Party;





ALLELIX.AURORA COLLABORATION AGREEMENT
JANUARY 21, 1996

                                  (iii)    became generally available to the
                                           public or otherwise part of the
                                           public domain after its disclosure
                                           and other than through any act or
                                           omission of the Receiving Party in
                                           breach of this Agreement;

                                  (iv)     was independently developed by the
                                           Receiving Party;

                                  (v)      was, subsequently, lawfully
                                           disclosed to the Receiving Party by
                                           a person other than the Disclosing
                                           Party; or

                                  (vi)     was approved in writing by the
                                           Disclosing Party for public
                                           disclosure by the Receiving Party.

         9.2     Permitted Use and Disclosures.

         Each party hereto may use or disclose Confidential Information disclosed to it by the other party to the extent such information is included in the Aurora Technology, Allelix Technology or Joint Technology, and to the extent such use or disclosure is reasonably necessary and permitted in the exercise of the rights granted hereunder in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations, or court orders or otherwise submitting information to tax or other governmental authorities, conducting clinical trials, or making a permitted sublicense or otherwise exercising license rights expressly granted to the other party pursuant to the terms of this Agreement, provided that if a party is required to make any such disclosure of the other party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice of such disclosure to the other party and, save to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such Confidential Information in consultation with the other party prior to such disclosure (whether through protective orders or otherwise) and disclose only the minimum necessary to comply with such requirements.

         9.3     Nondisclosure of Terms.

         Each of the parties hereto agrees not to disclose to any Third Party the terms of this Agreement without the prior written consent of the other party hereto, except to such party's attorneys, advisors, investors, and others on a need-to-know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law. Notwithstanding the foregoing, the parties shall agree upon a press release to announce the execution of this Agreement. Thereafter, Aurora and Allelix may each disclose to Third Parties the information contained in such press release without the need for further approval





ALLELIX.AURORA COLLABORATION AGREEMENT
JANUARY 21, 1996
         by the other. In addition, Aurora may (i) make public statements regarding Development Candidates or Products by announcing the achievement of milestones and fees therefor, following consultation with Allelix and with the written consent of Allelix to the form and content of the public statement, and (ii) without the prior consent of Allelix, make public statements regarding the overall success rate(s) achieved by and/or for its customers with the use of Aurora Technology, and Allelix Technology, provided it may not disclose any Screens or Allelix's identity. Allelix shall be free to make public statements, press releases, and the like with respect to Agreement Compounds, Development Candidates, and Products.

ARTICLE 10.  REPRESENTATIONS AND WARRANTIES

         10.1    Allelix.

         As of the Effective Date, Allelix warrants and represents on its own behalf and on behalf of its Affiliates that: (i) it has the legal power, authority and right to enter into this Agreement, and to perform all of its obligations hereunder; (ii) it has the legal right and power to extend to Aurora the rights granted in this Agreement; and (iii) to the best of its knowledge as of the Effective Date, there are no existing or threatened actions, suits, or claims pending against it with respect to the Allelix Technology.

         10.2    Aurora.

         As of the Effective Date, Aurora represents and warrants that: (i) it has the full legal power, authority, and right to enter into this Agreement, and to perform all of its obligations hereunder; (ii) it has the legal right and power to extend the rights to Allelix granted in this Agreement; and (iii) to the best of its knowledge as of the Effective Date, there are no existing or threatened actions, suits, or claims pending against it with respect to the Aurora Technology.

         10.3    Disclaimer.

         EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, AURORA AND ALLELIX MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO AURORA TECHNOLOGY, ALLELIX TECHNOLOGY, SCREENS, COMPOUNDS, AGENTS, DEVELOPMENT CANDIDATES, DERIVATIVES, PRODUCTS, OR INFORMATION DISCLOSED INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF ANY AURORA TECHNOLOGY OR ALLELIX TECHNOLOGY, PATENTED OR UNPATENTED, OR





ALLELIX.AURORA COLLABORATION AGREEMENT
JANUARY 21, 1996

         NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE 11.  INDEMNIFICATION

         11.1    Allelix.

         Allelix agrees to indemnify, defend, and hold Aurora, its Affiliates, and the directors, officers, employees, and agents of each of them (the "Aurora Indemnitees") harmless from and against any losses, costs, claims, damages, liabilities or expenses (including reasonable attorneys' and professional fees and court and other expenses of litigation) (collectively, "Liabilities") arising out of or in connection with Third Party claims relating to (i) any Agreement Compounds or Products developed, manufactured, used, sold, or otherwise distributed by or on behalf of Allelix, its Affiliates, Licensors, Licensees, or other designees (including, without limitation, product liability claims), (ii) the possession and/or use by Aurora of any Compounds or Compound libraries provided by Allelix to Aurora hereunder; (iii) the performance (by any party other than Aurora) of Screens by or on behalf of Allelix; or (iv) any breach by Allelix of its obligations under or the representations and warranties made in this Agreement, except, in each case, to the extent such Liabilities result from the negligence or intentional misconduct of Aurora.

         11.2    Aurora.

         Aurora agrees to indemnify, defend, and hold Allelix, its Affiliates, Licensors and Licensees, and the directors, officers, employees, and agents of each of them (the "Allelix Indemnitees") harmless from and against any Liabilities arising out of or in connection with Third Party claims relating to ***

         11.3    Procedure.

         In the event that any Indemnitee intends to claim indemnification under this Article 11, it shall promptly notify the other party in writing of such alleged Liability. The indemnifying party shall have the right to control the defense thereof using counsel of its choice; provided,





ALLELIX.AURORA COLLABORATION AGREEMENT
JANUARY 21, 1996

***CONFIDENTIAL TREATMENT REQUESTED
         however, that any Indemnitee shall have the right to retain its own counsel at its own expense, for any reason, including if representation of any Indemnitee by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party reasonably represented by such counsel in such proceeding. The affected Indemnitees shall cooperate with the indemnifying party and its legal representatives in the investigation of any action, claim, or liability covered by this Article 11. The indemnified party shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of the indemnifying party, which such party shall not be required to give.

ARTICLE 12.  TERM AND TERMINATION

         12.1    Term.

         The term of this Agreement shall begin as of the Effective Date and, unless terminated earlier as provided in this Article 12, continue in full force and effect until the expiration of the royalty payments due under this Agreement (the "Term").

         12.2    Termination for Cause.

         Either party hereto may terminate this Agreement in the event the other party has materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for thirty (30) days after written notice thereof was provided to the breaching party by the nonbreaching party. Any termination shall become effective at the end of such thirty (30) day period, unless the breaching party has cured any such breach or default prior to the expiration of the thirty (30) day cure period or has provided a written plan to cure any such breach or default that is acceptable to the other party.

         12.3    Termination for Insolvency.

         If voluntary or involuntary proceedings by or against a party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such party, or proceedings are instituted by or against such party for corporate reorganization or the dissolution of such party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if such party makes an assignment for the benefit of creditors, or substantially all of the assets of such party are seized or attached and not released within sixty (60) days thereafter, the other party may immediately terminate this





ALLELIX.AURORA COLLABORATION AGREEMENT
JANUARY 21, 1996

         Agreement effective upon giving notice of such termination to such party.

         12.4    Permissive Termination.

         During the Collaboration Period, Allelix shall have the right to terminate this Agreement with six (6) months written notice. Upon such notice, Aurora's obligations to provide screen development and screening services will be fulfilled, and all Screen Development Plans and Screening Programs in progress shall terminate.

         12.5    Effect of Breach or Termination.

                 12.5.1   Accrued Obligations.

                 Termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination nor preclude either party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

                 12.5.2   Return of Confidential Information.

                 In the event of termination, but not expiration, of this Agreement, Aurora and Allelix shall promptly return to the other party all Confidential Information received from the other party (except one (1) copy of which may be retained for archival purposes), and neither party shall be entitled to use any Confidential Information of the other party for any purpose during the Term such Confidential Information is to remain confidential, as provided in Section 9.1. Upon any such termination all materials provided by Allelix to Aurora, including but not limited to Compounds, shall be returned to Allelix or destroyed at the discretion of Allelix. For any termination by Aurora for cause, all materials provided by Aurora to Allelix shall be returned to Aurora or destroyed at the discretion of Aurora.

                 12.5.3   Licenses.

                 The licenses granted to Allelix and Aurora hereunder shall terminate in the event of termination of this Agreement; provided, however, that in the event that Allelix shall terminate with cause under Section12.2 or permissive termination under Section 12.4, the licenses granted by Aurora to Allelix under Section 5.1 shall remain in effect.





ALLELIX.AURORA COLLABORATION AGREEMENT
JANUARY 21, 1996

         12.6    Survival.

         Sections 5.3, 5.4, 10.3, 12.5 and 12.6, and Articles 1, 6, 7, 8, 9, 11
         and 13 shall survive expiration or termination of this Agreement for any reason.

ARTICLE 13.  MISCELLANEOUS

         13.1    Governing Law.

         This Agreement and any dispute arising from the construction, performance, or breach hereof shall be governed by, construed, and enforced in accordance with the laws of the State of Colorado, without reference to conflicts of laws principles.

         13.2    Dispute Resolution.

                 13.2.1   Mediation.

                 In the event of any dispute or claim arising out of or related to this Agreement, the parties will attempt in good faith to resolve such dispute or claim by mediation in Denver, Colorado, in accordance with the American Arbitration Association Commercial Mediation Rules. Nothing herein, however, shall prohibit either party from initiating arbitration proceedings pursuant to Section 13.2.2, if such party would be substantially prejudiced by a failure to act during the time that such good faith efforts are being made to resolve the dispute or claim through negotiation or mediation. The costs of mediation shall be shared equally by the parties to the mediation.

                 13.2.2   Arbitration.

                 Any dispute or claim arising out of or related to this Agreement, or the interpretation, making, performance, breach, validity, or termination hereof, which has not been resolved by negotiation or mediation as set forth above, shall be finally settled by binding arbitration in Denver, Colorado under the Commercial Arbitration Rules and the Supplementary Procedures for Large Complex Disputes of the American Arbitration Association (together the "AAA Rules") by one arbitrator appointed in accordance with the AAA Rules. The arbitration proceedings shall be governed procedurally by federal arbitration law and by the AAA Rules, without reference to





ALLELIX.AURORA COLLABORATION AGREEMENT
JANUARY 21, 1996
                 state arbitration law, and at the request of either party, the arbitrator will enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings. The judgment of the arbitrator shall be in the form of a reasoned, written opinion, and shall be issued within sixty (60) days of the conclusion of the arbitration proceeding. Judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim relief, as necessary, without breach of this arbitration provision and without any abridgment of the powers of the arbitrator. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, its costs and fees, including, without limitation, AAA administrative fees, arbitrator fees, travel expenses, out-of-pocket expenses, witness fees, and reasonable attorneys' fees.

         13.3    Assignment.

         This Agreement shall not be assignable by either party to any Third Party without the written consent of the other party hereto; provided, however, that either party may assign this Agreement, without the other's consent, to an entity that acquires all or substantially all of the business or assets of such party to which this Agreement pertains, whether by merger, reorganization, operation of law, acquisition, sale, or otherwise. In the event that Aurora assigns this Agreement, without Allelix's consent, to an entity that acquires all or substantially all of the business or assets of Aurora, whether by merger, reorganization, operation of law, acquisition, sale or otherwise, Allelix may terminate this Agreement immediately by notice in writing to Aurora. This Agreement shall be binding upon and inure to the benefit of any permitted assignee or other transferee, and any such party shall agree to perform the obligations of the assignor or transferor.

         13.4    Independent Contractors.

         The relationship of the parties hereto is that of independent contractors. Neither party hereto is to be deemed to be an agent, partner, or joint venturer of the other party for any purpose as a result of this Agreement or the transactions contemplated thereby.

         13.5    Compliance with Laws.

         In exercising their rights under this Agreement, the parties shall fully comply in all material respects with the requirements of any and all applicable laws, regulations, rules, and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement,





ALLELIX.AURORA COLLABORATION AGREEMENT
JANUARY 21, 1996
         including, without limitation, those applicable to the discovery, development, manufacture, distribution, import and export, and sale of pharmaceutical products.

         13.6    Notices.

         Legal notices, requests, and other communications hereunder shall be in writing and shall be delivered personally or by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below or such other address as may be specified in writing to the other party hereto, and shall be deemed to have been given upon receipt:

                         If to Aurora:      Aurora Biosciences Corporation
                                            11149 North Torrey Pines Road
                                            La Jolla, CA  92037  U.S.A.
                                            Attn.:  President and CEO
                                            CC:  Legal and Business Development

                        If to Allelix:      Allelix Biopharmaceuticals Inc.
                                            6850 Goreway Drive
                                            Mississauga, Ontario L4V 1V7  Canada
                                            Attn.:  President and CEO

         13.7    Severability.

         In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect to the fullest extent permitted by law without said provision, and the parties shall amend the Agreement to the extent feasible to lawfully include the substance of the excluded term to as fully as possible realize the intent of the parties and their commercial bargain.

         13.8    Waiver.

         It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default. No waiver shall be effective unless in a writing signed by the party having the waived right.





ALLELIX.AURORA COLLABORATION AGREEMENT
JANUARY 21, 1996

         13.9    Force Majeure.

         Nonperformance of any party shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence or intentional conduct or misconduct of the nonperforming party, provided such party uses its best efforts to resume performance as promptly as possible.

         13.10   Advice of Counsel.

         This Agreement has been negotiated by the parties and their respective counsel and shall be fairly interpreted in accordance with its terms and without any rules of construction relating to which party drafted the Agreement being applied in favor or against either party.

         13.11   No Consequential Damages.

         IN NO EVENT SHALL EITHER PARTY TO THIS AGREEMENT HAVE ANY LIABILITY TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES ARISING UNDER THIS AGREEMENT UNDER ANY THEORY OF LIABILITY.

         13.12   Complete Agreement.

         This Agreement, constitutes the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties unless reduced to writing and executed by a duly authorized representative of each of Aurora and Allelix.

         13.13   Counterparts.

         This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.





ALLELIX.AURORA COLLABORATION AGREEMENT
JANUARY 21, 1996

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives and delivered in duplicate originals as of the Effective Date.


AURORA BIOSCIENCES CORPORATION         ALLELIX BIOPHARMACEUTICALS INC.



By:                                    By:
         ----------------------            --------------------------
Name:    J. Gordon Foulkes             Name:   Graham Strachan
Title:   Chief Technical Officer       Title:   President and CEO





ALLELIX.AURORA COLLABORATION AGREEMENT
JANUARY 21, 1996
                                      -34-